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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      Intensiva HealthCare Corporation
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             (Exact name of registrant as specified in its charter)

                     Delaware                          43-1690769
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 (State of incorporation or organization)  (I.R.S. Employer Identification No.)

     7733 Forsyth Boulevard, 11th Floor, St. Louis, Missouri        63105
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   (Address of principal executive offices)                      (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box./ /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box./ /

Securities to be registered pursuant to Section 12(b) of the Act:



         Title of each class    Name of each exchange on which
         to be so registered      each class is to be registered



           Not Applicable               Not Applicable
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--------------------------------  ------------------------------
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Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, $.001 par value per share
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                                (Title of class)

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                                (Title of class)






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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Common Stock, $.001 par value per share, of Intensiva Healthcare Corporation (the "COMPANY") contained in the Prospectus forming part of the Company's Registration Statement under the Securities Act of 1933 on Form S-1 filed with the Securities and Exchange Commission July 5, 1996, as amended by Amendment No. 2 filed with the Securities Exchange Commission on September 16, 1996 (SEC File No. 333-08899), under the heading "Description of Capital Stock" is incorporated herein and made a part hereof by this reference.

ITEM 2. EXHIBITS.

     The following exhibits forming a part of the Registration Statement, and identified by the same Exhibit Number in the Registration Statement, are incorporated herein and made a part hereof by this reference:



Exhibit
Number   Description
-------  ---------------------------------------------------------------------
3(i).1     Amended and Restated Certificate of Incorporation

3(i).2     Certificate of Amendment to Amended and Restated Certificate of
           Incorporation

*3(i).3    Form of Third Amended and Restated Certificated of Incorporation

3(i).4     Certificate of Amendment to Amended and Restated Certificate of
           Incorporation

3(ii).1    By-Laws

*3(ii).2   Form of Amended and Restated By-Laws

+4.1 Specimen Certificate of Shares of Common Stock, $.001 par value, of the Company

4.2        Amended and Restated Stockholders' Agreement, dated December 20, 1995

4.3        Amended and Restated Registration Rights Agreement, dated
           December 20, 1995

________________
* To be effective immediately prior to effectiveness of the Registration Statement.
+ To be filed by a pre-effective amendment to the Company's Registration Statement on Form S-1.

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                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            INTENSIVA HEALTHCARE CORPORATION


                                            By: /s/ David W. Cross
                                                --------------------------
                                                David W. Cross, President
Date: September 30, 1996